Exhibit 10.8

AMENDMENT #1

TO THE $495,000 PROMISSORY NOTE DATED JANUARY 31, 2018

The parties agree that the $495,000 Convertible Promissory Note (the “Note”) by and between BioLargo, Inc. (the “Borrower”) and Tangiers Global, LLC (the “Lender”) is hereby amended as follows:

1.	Payment. The Lender shall make a payment to the Borrower $150,000 of Consideration, plus $15,000 in an OID under the Note on or before March 4, 2019.

2.

Use of Proceeds. The Company covenants that it will within, three months of the Effective Date of this Consideration, it shall use approximately $150,000 of the proceeds in the manner set forth below (the “Use of Proceeds”): general working capital.

3.

Independent Transactions. The Borrower understands and agrees that the Note sets forth the terms for a series of independent transactions in which the Lender may elect to make a payment of Consideration to the Borrower with each payment of Consideration creating a separate obligation of the Borrower to the Lender with the terms set forth in the Note. Accordingly, the Maturity Date of each payment of Consideration, and the repayment terms for each payment of Consideration, are as set forth in the Note.

4.	The Borrower confirms that it has not undertaken any capital raise, whether through debt or equity, with any other party since the Effective Date of the Note.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated March 5, 2019 by signing below:

/s/Dennis P. Calvert	/s/Justin Ederle

BioLargo, Inc.	Tangiers Global, LLC

By: Dennis P. Calvert	By: Justin Ederle

Its: President	Its: Managing Member

Date: March 5, 2019	Date: March 6, 2019

DISBURSEMENT INSTRUCTIONS

TO:	Tangiers Global, LLC

FROM:	BioLargo, Inc.

DATE:	March 4, 2019

Pursuant to that certain Convertible Promissory Note between the parties listed above and dated January 31, 2019, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:
Amount to disburse:	$150,000
Form of distribution	Wire
Name	BioLargo, Inc.
Address
Wire Instructions:	FBO: BioLargo, Inc. Account #: 001549768543 ABA Routing #:026-00-9593 Bank of America, attention: Branch Manager Address: 24211 Paseo De Valencia, Laguna Hills, CA 92653 Phone: 949-951-4076

TOTAL: $150,000

BioLargo, Inc.

By: _________________________________________     Dated: March 5, 2019

Name: Dennis P. Calvert

Its: President